FOR IMMEDIATE RELEASE

RailAmerica, Inc. Announces New Agreement with Canadian Pacific (CP) to Operate the Ottawa Valley
Railway (OVRR)

JACKSONVILLE, FL, October 4, 2010 – RailAmerica, Inc. (NYSE: RA) today reported that its subsidiary RaiLink Canada Ltd. has entered into a long term operating agreement with the Canadian Pacific (CP) Railway to operate a portion of the Ottawa Valley Railway (OVRR) line. In December of 2009, the company announced the termination of its lease with CP of the OVRR. As part of the terms of the lease termination, the company continued to operate 157 miles of the line between Sudbury and Mattawa, Ontario, and between Mattawa and Temiscaming, Quebec for an interim period of time. RailAmerica has now agreed to continue to operate these segments of the OVRR under a new, five year operating agreement with an option for future extension. The Company expects the agreement to result in a positive contribution to net income.

RailAmerica President and CEO John Giles said, “We are pleased to maintain this railroad as part of our portfolio and continue our relationship with CP under this new operating agreement. The current operation remains an attractive enterprise for both us and CP. We look forward to a productive, long-term relationship with CP and the customers of the OVRR.”

The OVRR operation primarily transports pulp, paper and allied products. The Company will adjust historical financial statements to reflect OVRR as a continuing operation. For the six months ended June 30, 2010, the effect of this adjustment is that $0.7 million of income previously reported in discontinued operations will now be reported in continuing operations.

RailAmerica, Inc. owns and operates short line and regional freight railroads in North America, operating a portfolio of 40 individual railroads with approximately 7,300 miles of track in 27 U.S. states and three Canadian provinces.

Cautionary Note Regarding Forward-Looking Statements
Certain items in this press release and other information we provide from time to time may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to future events and financial performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “appears,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements. RailAmerica, Inc. can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from RailAmerica, Inc.’s expectations include, but are not limited to, prolonged capital markets disruption and volatility, general economic conditions and business conditions, our relationships with Class I railroads and other connecting carriers, our ability to obtain railcars and locomotives from other providers on which we are currently dependent, legislative and regulatory developments including rulings by the Surface Transportation Board or the Railroad Retirement Board, strikes or work stoppages by our employees, our transportation of hazardous materials by rail, rising fuel costs, acquisition risks, competitive pressures within the industry, risks related to the geographic markets in which we operate; and other risks detailed in RailAmerica, Inc.’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the Commission on March 26, 2010. In addition, new risks and uncertainties emerge from time to time, and it is not possible for RailAmerica, Inc. to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. RailAmerica, Inc. expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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